U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2019 (February 28, 2019)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

19 W. Flagler St., Suite 902

Miami, FL

(Address of principal executive offices)

33130

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

Cuentas Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Definitive Material Agreement.

On February 28, 2019, Cuentas, Inc. signed a Binding Term Sheet (BTS) with Optima Fixed Income LLC (“Optima”) for a total investment of $2.5 million over one year and received the first deposit of $500,000.00 (Five hundred thousand dollars) on Thursday, February 28, 2019.

The terms of the Binding Term Sheet are summarized as follows:

The initial $500,000 is invested as a Share Purchase Agreement at a price of $3.00 per share. In any case, the total issued shares would be not less than a minimum of 5% of the outstanding shares of the Company at issuance.

Optima will provide an additional amount of $2M to Cuentas in the form of a Convertible Note (Note) which is to be funded on a quarterly basis from the execution of the Binding Term Sheet until the first anniversary of the Binding Term sheet. The Convertible Note term shall be Three (3) years. At Optima’s discretion, the Note may be repaid with interest or converted with a discount of 25% on the share price at date of conversion, but in any case, not less than $3 per share. In any case, the total investment in the Company shall be not be less than 25% of the outstanding shares at the first anniversary of this Binding Term Sheet.

Optima will appoint an executive at the Company who will oversee the proceeds usage.

Optima, at its discretion, will have the right to appoint a board member for a term that will be agreed by the parties.

Upon the investment of $500,000.00 by Optima and as long as Optima continues to invest the agreed amounts as described in Schedule A of the BTS, then Optima will receive a Proxy to vote together with the Controlling B Preferred Stock stockholders at any meeting of the Series B Preferred Stock stockholders of the Company.

There will be no dilution of Optima, Arik Maimom and Michael De Prado without the consent of three of them.

The Definitive Subscription Agreement and other relevant documents will be finalized within 30 days from the execution date of this Binding Term Sheet. During that time Optima will have the right to assign its rights under this Binding Term Sheet to any of its affiliates.

Item 9.01	Exhibits.

Exhibit No.	Description
9.1	Binding Term Sheet dated February 28, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: March 4, 2019	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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